Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 1, 2017, by and among Eldorado Resorts, Inc., a Nevada corporation (the “Company”), Recreational Enterprises, Inc., a Nevada corporation (“REC”), GFIL Holdings, LLC, a Delaware limited liability company (“GFIL”), the shareholders listed on Schedule A hereto (each a “Goldstein Holder” and collectively the “Goldstein Holders”), and together with REC, GFIL and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6(e) of this Agreement, a “Shareholder” and collectively the “Shareholders”). The Company and the Shareholders are referred to collectively herein as the “Parties.”

WHEREAS, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Isle of Capri Casinos, Inc., a Delaware corporation (“Isle”), Eagle I Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub A”), and Eagle II Acquisition Company LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub B”). The Merger Agreement provides for, among other things, (1) the merger of Merger Sub A with and into Isle, with Isle as the surviving entity, and (2) a subsequent merger whereby Isle will merge with and into Merger Sub B, with Merger Sub B as the surviving entity (the mergers contemplated by clauses (1) and (2), together, the “Mergers”).

WHEREAS, the Company, REC, GFIL and the other parties thereto have entered into those certain voting agreements dated as of September 19, 2016, pursuant to which the Company agreed to grant registration rights to such Shareholders.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Adverse Disclosure” has the meaning set forth in Section 2(a)(ii).

“Affiliate” shall mean, with respect to any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its controlled Affiliates shall be deemed an Affiliate of any of the Shareholders (and vice versa) and (ii) if such Person is a natural Person, any Family Member of such natural Person.

“Agreement” has the meaning set forth in the preamble.

“Board” shall mean the Board of Directors of the Company or its successor from time to time.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Reno, Nevada or New York, New York.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Company” has the meaning set forth in the preamble.

“Company Shares” or “Shares” means shares of common stock of the Company.

“Demand Eligible Holder” has the meaning set forth in Section 2(a)(i).

“Demand Eligible Holder Request” has the meaning set forth in Section 2(a)(i).

“Demand Notice” has the meaning set forth in Section 2(a)(i).

“Demand Registration” has the meaning set forth in Section 2(a)(i).

“Demand Registration Statement” has the meaning set forth in Section 2(a)(i).

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean, with respect to any natural Person, such Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law including adoptive relationships and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Person or such Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law including adoptive relationships.

“GFIL Shareholders” has the meaning set forth in Section 2(c)(i).

“Goldstein Holders” has the meaning set forth in the preamble.

“Holder” means any holder of Registrable Securities.

“Indemnified Persons” has the meaning set forth in Section 5(a).

“Initial Shelf Period” has the meaning set forth in Section 2(c)(ii).

“Initial Shelf Registration Statement” has the meaning set forth in Section 2(c)(i).

“Initial Shelf Suspension Period” has the meaning set forth in Section 2(c)(iv).

“Initial Shelf Takedown Prospectus Supplement” has the meaning set forth in Section 2(c)(v).

“Initial Shelf Takedown Request” has the meaning set forth in Section 2(c)(v).

“Initiating Holder” means, subject to the limitations of Section 2(a)(ii), REC, GFIL and any other Holder or group of Holders holding in the aggregate Registrable Securities representing at least 2.5% of the Company Shares then outstanding and that delivers a Demand Notice pursuant to Section 2(a)(i) hereof.

“Isle” has the meaning set forth in the recitals.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Lock-Up Party” has the meaning set forth in Section 6(f).

“Losses” has the meaning set forth in Section 5(a).

“Mergers” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub A” has the meaning set forth in the recitals.

“Merger Sub B” has the meaning set forth in the recitals.

“Parties” has the meaning set forth in the preamble.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Eligible Holder” has the meaning set forth in Section 2(b)(i).

“Piggyback Notice” has the meaning set forth in Section 2(b)(i).

“Piggyback Registration” has the meaning set forth in Section 2(b)(i).

“Piggyback Request” has the meaning set forth in Section 2(b)(i).

“Potential Takedown Participant” has the meaning set forth in Section 2(a)(iv).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or known to the Company to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), all amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, at any time, any Company Shares, and any other securities issued or issuable in respect of such Company Shares, by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise that are held by any Shareholder or any transferee or assignee of any Shareholder pursuant to Section 6(e). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement, (ii) such Registrable Securities are sold in full to the public under circumstances in which any legend borne by such Company Shares relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (iii) such Registerable Securities are held by a Holder who, together with its Affiliates, beneficially own less than 2.5% of the Company Shares that are outstanding at such time and such Holder and its Affiliates are able to dispose of all of their Registrable Securities pursuant to Rule 144 (or any similar provision then in effect) without needing to comply with the current public information requirements of such rule or any volume or manner of sale limitation or (iv) such securities cease to be outstanding.

“Registration Expenses” has the meaning set forth in Section 4.

“Registration Statement” means a registration statement of the Company filed with or to be filed with the Commission under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting fees, discounts, selling commissions, placement agency fees and stock transfer taxes applicable to the sale of Registrable Securities.

“Shareholders” has the meaning set forth in the preamble.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 covering the Registrable Securities, as applicable.

“Shelf Takedown Notice” has the meaning set forth in Section 2(a)(iv).

“Shelf Takedown Request” has the meaning set forth in Section 2(a)(iv).

“Shelf Takedown Prospectus Supplement” has the meaning set forth in Section 2(a)(iv).

“Stand-Off Period” has the meaning set forth in Section 6(f).

“Subsequent Shelf Registration” has the meaning set forth in Section 2(c)(iii).

“Suspension Period” has the meaning set forth in Section 2(a)(v).

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Underwritten Shelf Takedown” means an offering in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public pursuant to an effective Shelf Registration Statement.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Demand Registration.

(i) Subject to the terms and conditions of this Agreement (including Section 2(a)(ii)), upon written notice to the Company (a “Demand Notice”) delivered by an Initiating Holder or group of Initiating Holders at any time requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act of any or all of the Registrable Securities held by such Holders, the Company shall promptly (and in any event within five (5) Business Days) give written notice of the receipt of such Demand Notice to all other Holders of Registrable Securities then outstanding (each, a “Demand Eligible Holder”) and shall promptly file a registration statement (the “Demand Registration Statement”), and use its commercially reasonable efforts to effect the registration under the Securities Act and applicable state securities laws of (i) the Registrable Securities which the Company has been so requested to register by the Initiating Holders in the Demand Notice, and (ii) all other Registrable Securities which the Company has been requested to register by the Demand Eligible Holders by written request given to the Company within five (5) Business Days (the “Demand Eligible Holder Request”), in each case subject to Section 2(a)(v)), all to the extent required to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities to be so registered. Any Demand Registration may, at the option of the Initiating Holder(s), be a “shelf” registration pursuant to Rule 415, including, to the extent the Company is eligible, pursuant to a Form S-3 registration statement (or the equivalent). The Company may effect any requested Demand Registration pursuant to a Shelf Takedown Prospectus Supplement if a shelf registration is then in effect with respect to such Registrable Securities.

(ii) Limitations on Demand Rights. The Company shall only be required to comply with (A) a Demand Notice or (B) a Shelf Takedown Request involving an Underwritten Shelf Takedown, if (x) at least two (2) million Company Shares constituting Registrable Securities (or such lesser number of Registrable Securities as are then owned by the Initiating Holder(s)) are proposed to be registered and sold pursuant to such Demand Registration or Underwritten Shelf Takedown, respectively, and (y) the Initiating Holder(s) reasonably expect the net proceeds to be received collectively by the Initiating Holder(s) and the Demand Eligible Holders from such Demand Registration or collectively by the Initiating Holder(s) and the Potential Takedown Participants from such Underwritten Shelf Takedown to exceed $25 million. The Company shall only be required to effect (a) one Demand Registration on Form S-1 (or the equivalent) in any six (6)-month period or (b) one Demand Registration on either Form S-3 (or the equivalent) or one Underwritten Shelf Takedown (whether pursuant to this Section 2(a) or Section 2(c)) in any three (3)-month period. Subject to the limitations set forth in this clause (ii), there shall be an unlimited number of demand rights and rights to demand an Underwritten Shelf Takedown available to Initiating Holders. Notwithstanding any other provision of this Section 2(a), the Company shall not be required to file or effect any Demand Registration or Underwritten Shelf Takedown: (A) within ninety (90) days after the Effective Date of, any previous Demand Registration Statement or Underwritten Shelf Takedown pursuant to this Section 2(a) or Section 2(c) or during the period beginning thirty (30) days prior to the expected filing date and ending ninety (90) days following the effective date of any registration statement with respect to which the Holders had piggyback rights pursuant to Section 2(b) (irrespective of whether such rights were exercised), in each case, as shall be extended by such additional period as may then be market custom to allow the publication of research; (B) if at the time of such request, the Company is currently engaged in a self-tender or exchange offer and the filing of a Registration Statement would cause a violation of the Exchange Act; or (C) if the Board determines in good faith that a postponement is in the best interest of the Company due to a pending transaction or due to an investigation or other event, and in the case of this clause (C), the Company has determined in good faith, after consultation with outside counsel, that the filing of the Registration Statement would require the disclosure of material non-public information (“Adverse Disclosure”) (as certified in writing by a senior executive of the Company); provided, however, that in such event, the Initiating Holder will be entitled to withdraw its request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration, and the Company will pay all registration expenses in connection with such registration; and provided further, that (i) in no event (and notwithstanding anything to the contrary contained herein) shall the Company postpone or defer any Demand Registration pursuant to this Section 2(a)(ii) and/or Section 6(b) on more than two occasions or for more than an aggregate of sixty (60) days, in each case during any twelve (12) month period, or (ii) shall the Company file any Registration Statement during such postponement or deferral period, other than a registration statement on Form S-4 or S-8 (or similar or successor forms that may be promulgated in the future).

(iii) Fulfillment of Registration Obligations. Upon receipt of a Demand Notice, subject to the limitations of this Section 2(a), and as promptly as reasonably practicable (but no later than forty (40) days after receipt of such Demand Notice in the case of a registration on Form S-1 or its equivalent or twenty (20) days after receipt of such Demand Notice in the case of a registration on Form S-3 or its equivalent), the Company shall (A) file a Demand Registration Statement covering all of the Registrable Securities to be included in such Demand Registration as directed by the Initiating Holders and Demand Eligible Holders in accordance with the terms and conditions of the Demand Notice; and (B) use its commercially reasonable efforts to cause such Demand Registration Statement to be declared effective by the Commission as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective under the Securities Act for not less than six (6) months (or twelve (12) months in the case of a Demand Registration Statement that is a Shelf Registration Statement) following the Effective Date or such shorter period which will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder) (the “Effectiveness Period”). A Demand Registration requested pursuant to this Section 2(a) shall not be deemed to have been effected (i) if the Registration Statement is withdrawn without becoming effective, (ii) if the Registration Statement does not remain effective for the Effectiveness Period or (iii) in the event of an underwritten offering, if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by the Initiating Holder or if fewer than fifty percent (50%) of the Registrable Securities requested to be included in such registration are not so included.

(iv) Shelf Takedown. Subject to the provisions of Section 2(a)(ii), the Initiating Holders may, at any time and from time to time, request in writing (a “Shelf Takedown Request”) (which request shall specify the Registrable Securities intended to be disposed of by such Initiating Holders and the intended method of distribution thereof (which may, for the avoidance of doubt, include an Underwritten Shelf Takedown)) to sell pursuant to a prospectus supplement (a “Shelf Takedown Prospectus Supplement”) Registrable Securities of such Initiating Holders available for sale pursuant to such Shelf Registration Statement. Promptly upon receipt (but in no event more than three (3) Business Days thereafter) of a Shelf Takedown Request involving an Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown that number of Registrable Securities as each such Potential Takedown Participant may request in writing. Subject to Section 2(a)(vi), the Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Shelf Takedown Notice has been delivered. Notwithstanding the delivery of any Shelf Takedown Notice, all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 2(a)(iv) shall be determined by the Initiating Holders; provided that if such Underwritten Shelf Takedown is to be completed, subject to Section 2(a)(vi), each Potential Takedown Participant’s Registerable Securities shall be included in such Underwritten Shelf Takedown if such Potential Takedown Participant has complied with the requirements set forth in this Section 2(a)(iv).

(v) Delay of Registration. Notwithstanding the foregoing, if the Company determines that the continued use of a Shelf Registration Statement or Shelf Takedown Prospectus Supplement would require the Company to make an Adverse Disclosure (as certified in writing by a senior executive of the Company), the Company may notify Holders that the applicable Registration Statement or any Prospectus included therein, including a Shelf Takedown Prospectus Supplement, is not effective or useable for offers or resales of Registrable Securities; provided, however, that the Company shall not be permitted to exercise such a suspension in the event of an Adverse Disclosure on more than two occasions or for more than an aggregate of sixty (60) days, in each case during any twelve (12) month period (such period, a “Suspension Period”). Each Holder agrees that upon receipt of any such notice pursuant to this Section 2(a)(v), it will discontinue use of the Prospectus contained in the applicable Registration Statement until receipt of copies of the amended Prospectus relating thereto or until advised in writing by the Company that the use of the Prospectus may be resumed. The Company shall not file any Registration Statement during such Suspension Period, other than a registration statement on Form S-4 or S-8 (or similar or successor forms that may be promulgated in the future).

(vi) Cutbacks on Demand Registration. Notwithstanding any other provision of this Section 2(a), if (A) the Initiating Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten offering and (B) the managing underwriter advises the Company in writing that, in such underwriter’s opinion, the number of the Initiating Holders’, Demand Eligible Holders’ or Potential Takedown Participants’ Registrable Securities requested to be included in the Demand Registration Statement or Shelf Takedown Prospectus Supplement exceeds the number of securities that can be sold in an orderly manner in such offering within a price range that is acceptable to the Initiating Holders, then the Company shall so advise all Initiating Holders, other Demand Eligible Holders and Potential Takedown Participants, as the case may be, of Registrable Securities that would otherwise be included in such underwritten offering, and will include in such offering, prior to the inclusion of any other securities on behalf of the Company or any other Person, the maximum number of Registrable Securities requested to be included by the Initiating Holders and Demand Eligible Holders of such Registrable Securities, on a pro rata basis based on the number of Registrable Securities requested to be included in such Demand Registration or Underwritten Shelf Takedown by all such Initiating Holders, Demand Eligible Holders and Potential Takedown Participants, as the case may be. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration, except in the case where such Registrable Securities are registered pursuant to an already effective Shelf Registration Statement.

(vii) Selection of Underwriters. If a Demand Registration pursuant to this Section 2(a) involves an underwritten offering, the Holders of a majority of the Registrable Securities included in such underwritten offering shall select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter, and shall have the right to determine the plan of distribution, in each case subject to the reasonable approval of the Company (such approval not to be unreasonably conditioned or delayed).

(viii) Withdrawal. A majority of the Initiating Holders who made the underlying request for any Demand Registration or Underwritten Shelf Takedown shall have the right to withdraw such request at any time, unless the Holders of the Registrable Securities not withdrawn from such Demand Registration or Underwritten Shelf Takedown continue to meet the thresholds required to qualify as an Initiating Holder based on the Registrable Securities not so withdrawn.

(b) Piggyback Registration.

(i) Notice and Election to Participate. If the Company proposes to publicly sell in an underwritten offering or file a Registration Statement, other than pursuant to any Demand Registration or a Shelf Registration Statement pursuant to Section 2(c), for an offering of Company Shares for cash (whether in connection with a public offering of Company Shares by the Company, a public offering of Company Shares by shareholders other than Holders, or both, but excluding an offering relating solely to an employee benefit plan or an offering relating to a transaction on Form S-4 (or any similar or successor form that may be promulgated in the future)), the Company shall promptly notify all Holders (each a “Piggyback Eligible Holder”) of such proposal reasonably in advance of (and in any event at least five (5) Business Days before) the anticipated filing date or launch date for an underwritten offering pursuant to an effective Registration Statement (the “Piggyback Notice”). The Piggyback Notice shall offer the

Piggyback Eligible Holders the opportunity to include for registration in such Registration Statement the number of Registrable Securities as they may request (a “Piggyback Registration”). Subject to Section 2(b)(ii), the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests from Piggyback Eligible Holders within five (5) Business Days after the receipt by such Holder of the Piggyback Notice (“Piggyback Request”) for inclusion therein. If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in (or such Registrable Securities are not sold pursuant to) any Registration Statement thereafter filed by the Company, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Shares, all upon the terms and conditions set forth herein.

(ii) Cutbacks or Piggyback Registration. If the Piggyback Registration under which the Company gives notice pursuant to Section 2(b)(i) is an underwritten offering, and the managing underwriter or managing underwriters of such offering advise the Company and the Piggyback Eligible Holders in writing that, in their reasonable opinion, the number of securities requested to be included in the subject Registration Statement exceeds the number of securities that can be sold in such offering without it being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such offering only that number or amount, if any, of Registrable Securities that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such adverse effect, with any reduction in the amount of Registrable Securities to be registered applied pro rata among all Holders desiring to register Registrable Securities based on the number of Registrable Securities requested to be included in such Piggyback Registration and, in the case of a Company initiated registration, as to any other holders of Shares who may be seeking to register such Shares, to the amount of Shares sought to be registered by such other holders. If any Piggyback Eligible Holder disapproves of the terms of any such underwriting (including the price offered by the underwriter(s) in such offering), such Piggyback Eligible Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of pricing of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii) Withdrawal by Company. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) prior to the Effective Date of such Registration Statement whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Registration Statement, without prejudice, however, to the right of the Holders (subject to the limitations set forth in Section 2(a)(ii)) immediately to request that such registration be effected as a registration under Section 2(a) to the extent permitted thereunder. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4 hereof.

(iv) Selection of Underwriters. If a Piggyback Registration pursuant to this Section 2(b) involves an underwritten offering, the Company shall have the right to (i) determine the plan of distribution, and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.

(c) Shelf Registration Statement.

(i) Filing. As promptly as reasonably practicable following the completion of the Mergers, but in any event within forty five (45) days following the completion of the Mergers, the Company shall file with the Commission a Shelf Registration Statement (the “Initial Shelf Registration Statement”) relating to the offer and sale of all Registrable Securities owned by GFIL and the Goldstein Holders (collectively, the “GFIL Shareholders”). As promptly as practicable thereafter, the Company shall use its commercially reasonable efforts to cause such Initial Shelf Registration Statement to become effective under the Securities Act. The GFIL Shareholders with Registrable Securities to be included in the Initial Shelf Registration Statement shall furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Initial Shelf Registration Statement.

(ii) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Initial Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the GFIL Shareholders until the date as of which all Registrable Securities have been sold pursuant to the Initial Shelf Registration Statement or another Registration Statement is filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder, to the extent applicable) (such period of effectiveness, the “Initial Shelf Period”). Subject to Section 2(c)(iii), the Company shall not be deemed to have used its reasonable best efforts to keep the Initial Shelf Registration Statement effective during the Initial Shelf Period if the Company voluntarily takes any action or omits to take any action that is expressly intended to result in Shareholders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Initial Shelf Registration Statement during the Initial Shelf Period, unless such action or omission is required by applicable law.

(iii) Subsequent Shelf Registration. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Initial Shelf Period, the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective and usable until the end of the Initial Shelf Period. Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 or Form S-1 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Shareholders in accordance with any reasonable method of distribution elected by a the Shareholders.

(iv) Delay of Registration. Notwithstanding the foregoing, if the Company determines that the continued use of the Initial Shelf Registration would require the Company to make an Adverse Disclosure (as certified in writing by a senior executive of the Company), the Company may notify the GFIL Shareholders that the applicable Shelf Registration Statement or any Prospectus included therein is not effective or useable for offers or resales of Registrable Securities; provided, however, that the Company shall not be permitted to exercise such a suspension in the event of an Adverse Disclosure on more than two occasions or for more than an aggregate of sixty (60) days, in each case during any twelve (12) month period (such period, an “Initial Shelf Suspension Period”). Each Holder agrees that upon receipt of any such notice pursuant to this Section 2(c)(iv), it will discontinue use of the Prospectus contained in the applicable Registration Statement until receipt of copies of the amended Prospectus relating thereto or until advised in writing by the Company that the use of the Prospectus may be resumed. The Company shall not file any Registration Statement during such Initial Shelf Suspension Period, other than a registration statement on Form S-4 or S-8 (or similar or successor forms that may be promulgated in the future).

(v) Shelf Takedown. Subject to the provisions of Section 2(c)(vi), the GFIL Shareholders may, at any time and from time to time, request in writing (an “Initial Shelf Takedown Request”) (which request shall specify the Registrable Securities intended to be disposed of by such GFIL Shareholders and the intended method of distribution thereof (which shall, for the avoidance of doubt, include an Underwritten Shelf Takedown)) to sell pursuant to a prospectus supplement (an “Initial Shelf Takedown Prospectus Supplement”) Registrable Securities of such GFIL Shareholders available for sale pursuant to such Shelf Registration Statement. Notwithstanding the delivery of any Shelf Takedown Notice, all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 2(c)(v), including selection of the investment banker or bankers and managers to administer the offering, including the lead managing underwriter, shall be determined by the GFIL Shareholders, in each case subject to the reasonable approval of the Company (such approval not to be unreasonably conditioned or delayed).

(vi) Limits on Underwritten Shelf Takedowns. Subject to the other limitations contained in this Agreement, the Company shall only be required to comply with a request for an Underwritten Shelf Takedown if at least two (2) million Company Shares constituting Registrable Securities (or such lesser number of Registrable Securities as are then owned by the GFIL Shareholders) are proposed to be sold pursuant to such Underwritten Shelf Takedown and the GFIL Shareholders reasonably expect the net proceeds to be received by the GFIL Shareholders from such Underwritten Shelf Takedown to exceed $25 million. The Company shall only be required to effect one Underwritten Shelf Takedown in any three (3)-month period. Subject to the limitations set forth in this clause (vi), the GFIL Shareholders shall not be limited in the number of requests for an Underwritten Shelf Takedown that they may make.

(d) Information to be Provided to Company.

(i) Any Demand Notice, Demand Eligible Holder Request, Shelf Takedown Request, Initial Shelf Takedown Request or Piggyback Request shall (i) specify the number of Registrable Securities intended to be offered and sold by the Holder making the request (ii) other than with respect to a Piggyback Request, describe the intended method of distribution of such Registerable Securities, and (iii) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(ii) The Company may require each seller of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

3. Registration Procedures.

In connection with the Company’s obligations under Section 2, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(a) (i) as promptly as reasonably practicable furnish to such Holders and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed, (ii) use its commercially reasonable efforts to address in each such document prior to being so filed with the Commission such comments as such Holder or underwriter reasonably shall propose within two (2) Business Days of receipt of such copies by the Holders and (iii) except in the case of a registration under Section 2(b), not file any Registration Statement, Prospectus or any Issuer Free Writing Prospectus or amendments or supplements thereto to which the underwriters, if any, shall reasonably object;

(b) as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith or any Issuer Free Writing Prospectus as (x) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution or (y) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period or Initial Shelf Period, as the case may be, in accordance with the intended method of distribution and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the

Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended, to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or Prospectus or any amendment thereto and, as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement or Prospectus;

(c) comply with the provisions of the Securities Act and the Exchange Act (including Regulation M under the Exchange Act) with respect to each Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement;

(d) notify such Holders and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, as promptly as reasonably practicable: (i) of any request by the Commission or any other federal or state governmental or regulatory authority for amendments or supplements to a Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information (whether before or after the Effective Date of the Registration Statement) or any other correspondence with the Commission or any such authority relating to, or which may affect, the Registration Statement; (ii) of the issuance by the Commission or any other governmental or regulatory authority of any stop order or other order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct or (v) of the occurrence of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the passage of time, such Registration Statement, Prospectus or other documents requires revisions so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, which shall correct such misstatement or omission or effect such compliance;

(e) use best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement or the use of any Prospectus, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Suspension Period, as promptly as reasonably practicable after the Suspension Period is over;

(f) during the Effectiveness Period and the Initial Shelf Period, furnish to each Holder and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

(g) promptly incorporate in a Prospectus, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus, Issuer Free Writing Prospectus or post-effective amendment;

(h) promptly deliver to each Holder and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto, each Issuer Free Writing Prospectus and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter, it being understood that the Company consents to the use of such Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto or Issuer Free Writing Prospectus;

(i) use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any Holder shall reasonably request; (ii) keep such registration or qualification effective during the period such Registration Statement is required to be kept effective and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each Holder to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or subparagraph (j), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(j) use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or subparagraph (i), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(k) cooperate with each Holder and the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if applicable, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws (or arrange for the book entry transfer of securities in the case of uncertificated securities), and, whether or not certificated, to enable the relevant Registrable Securities to be in such denominations and registered in such names as each Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may request in writing;

(l) subject to the provisions of Section 2(a)(ii) and Section 2(c)(iv), upon the occurrence of any event contemplated by Section 3(d)(v), the Company will promptly prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(m) such Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) such Holders provide written notice to the Company in the Demand Notice, Shelf Takedown Request or Initial Shelf Takedown Request of their intention to distribute Registrable Securities by means of an underwritten offering (including an Underwritten Shelf Takedown), (ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (iii) each Holder participating in such underwritten offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iv) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney and other documents reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and will procure auditor “comfort” letters addressed to the underwriters and each Holder participating in the offering from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) addressed to the underwriters and such holders in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(n) obtain for delivery to the underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, an opinion or opinions from counsel for the Company dated the most recent Effective Date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such underwriters, as the case may be, and their respective counsel;

(o) if requested by any underwriter, agree, and cause the Company and any directors or officers of the Company to agree, to be bound by customary “lock-up” agreements restricting the ability to dispose of Company Shares;

(p) for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period or Initial Shelf Period, as the case may be, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection by a representative appointed by a majority of the Holders covered by the applicable Registration Statement, by any managing underwriter or managing underwriters and by any attorney, accountant or other agent retained by such Holders or underwriter, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(q) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the Effective Date of such Registration Statement;

(r) use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the securities exchange on which Registrable Securities are then listed;

(s) cooperate with each Holder of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(t) use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to each Holder, as soon as reasonably practicable after the Effective Date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(u) take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(v) if the Company files any Shelf Registration Statement, include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment;

(w) in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such underwritten offering and otherwise use reasonable best efforts to take such actions as shall be reasonably necessary to facilitate, cooperate with, and participate in each proposed underwritten offering contemplated herein and customary selling efforts related thereto; and

(x) in connection with any registration of Registrable Securities pursuant to this Agreement, the Company will take all other reasonable actions as are necessary or advisable in order to facilitate the disposition of Registrable Securities by such Holders.

If requested by the underwriters for any underwritten offering pursuant to a registration under Sections 2(a) or (c), the Company shall enter into an underwriting agreement with such underwriters for such offering, the participating Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided to the Holders in Section 5. The Holders participating in the offering shall cooperate with the Company, at the Company’s expense, in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders shall be parties to such underwriting agreement, which underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by companies in secondary underwritten public offerings.

If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2(b) and such securities are to be distributed in an underwritten offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2(b) and subject to the provisions of Section 2(b)(ii), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such registration. The Holders participating in the offering shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by companies in secondary underwritten public offerings. No such Holders shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters in any underwritten offering of Company Shares by the Company in which such Holder participates pursuant to Section 2(b), other than representations, warranties or agreements regarding such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other customary representations and representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder with respect to indemnification agreements entered into in connection therewith shall not exceed such Holder’s net proceeds from such underwritten offering

4. Registration Expenses. All reasonable Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Initial Shelf Registration Statement, Shelf Takedown Request, Initial Shelf Takedown Request, Underwritten Shelf Takedown or Piggyback Registration (excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (i) all registration, qualification and filing fees (including fees and expenses (A) of the Commission or FINRA, (B) incurred in connection with the listing of the Registrable Securities on the Trading Market, and (C) in compliance with applicable state securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and compliance with FINRA requirements)); (ii) printing expenses (including expenses of printing certificates for Shares and of printing Prospectuses); (iii) expenses incurred in connection with the participation of Company officers in road shows, including travel, meals and lodging expenses; (iv) messenger, telephone and delivery expenses; (v) fees and disbursements of counsel, auditors and accountants for the Company; (vi) reasonable fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, (vii) Securities Act liability insurance, if the Company so desires such insurance. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance it determines to obtain and any underwriting fees, discounts and placement agent fees applicable to securities sold by the Company. In connection with each Demand Registration, Initial Shelf Registration Statement, Shelf Takedown Request, Initial Shelf Takedown Request, Underwritten Shelf Takedown or Piggyback Registration, the Company will reimburse the Holders that participate in such registration for the reasonable and documented fees and disbursements of one counsel representing the GFIL Shareholders and their transferees participating in the related registration and one counsel representing REC and its transferees participating in the related registration. Selling Expenses shall be borne, on a pro rata basis, by the selling Holders.

5. Indemnification.

(a) If requested by a Holder, the Company shall indemnify and hold harmless each underwriter, if any (and each Person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange Act) engaged in connection with any registration referred to in Section 2 and provide representations, covenants, opinions and other assurances to any underwriter in form and substance reasonably satisfactory to such underwriter and the Company. Further, the Company shall indemnify and hold harmless each Holder, each shareholder, member, limited or general partner thereof, each of their respective Affiliates and each of their respective officers, employees, advisors and directors and any Person who controls any such

Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus (including in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made), not misleading, (iii) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided, that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) or (iv) any violation or alleged violation of any federal, state or common law rule or regulation by the Company or any of its subsidiaries relating to action or inaction in connection with any such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b) Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Indemnified Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Indemnified Person asserting the claim. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder pursuant to Section 5(d) and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. It is understood and agreed that the indemnification obligations of each selling Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement filed with respect to a public offering of Company Shares by the Company shall be limited to the obligations contained in this Section 5(b) and liability of such Holder for any breach of any representation or warranty of such holder in such underwriting agreement.

(c) Any indemnified person shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified person shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the indemnified person or employ counsel reasonably satisfactory to such indemnified person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified persons that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such indemnified person (based upon advice of its counsel) a conflict of interest may exist between such indemnified person and the indemnifying party with respect to such claims (in which case, if the indemnified person notifies the indemnifying party in writing that such indemnified person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified person. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 5(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties.

(d) If for any reason the indemnification provided for in Section 5(a) and Section 5(b) is unavailable to an indemnified person (other than as a result of exceptions contained in Section 5(a) and Section 5(b)) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified person as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified person or Persons on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the Commission by the Company, the relative fault of the indemnifying party on the one hand and the indemnified person on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified person as a result of the Losses referred to in Sections 5(a) and 5(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), in connection with any Registration Statement filed by the Company, a selling Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 5(b) and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified person to the full extent provided in Sections 5(a) and 5(b) hereof without regard to the provisions of this Section 5(d).

The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Discontinued Disposition. Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii), (iii) or (v) of Section 3(d), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this Section 6(b). In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that the use of the Prospectus may be resumed.

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by at least 50% of the Holders of the Registrable Securities then outstanding (which must in any event include the consent of (x) GFIL so long as the GFIL Shareholders collectively own at least 20% of the Registrable Securities that they own immediately following the consummation of the Mergers and (y) REC so long as REC owns at least 20% of the Registrable Securities that it owns immediately following the consummation of the Mergers); provided that no Holder of Registrable Securities shall be disproportionately and materially affected by any amendment without the written consent of a majority of the Registrable Securities held by such affected Holders; provided, further, in determining whether a given Holder is affected in a disproportionate and material manner, only the changes to the rights and obligations of a Holder under this Agreement as reflected in the proposed amendment shall be considered and the determination shall not consider the individual or unique characteristics of a Holder (one example of an individual or unique characteristic that would not be considered is such Holder’s individual tax position). The Company shall provide prior notice to all Holders of any proposed waiver or amendment (other than a Holder’s waiver of only its own rights hereunder). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 6(d) prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Eldorado Resorts, Inc.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

Email: acarano@eldoradoresorts.com

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

2029 Century Park East, 33rd Floor

Los Angeles, CA 90067

Email: dconrad@milbank.com

If to the Shareholders, at the addresses set forth in the signatures pages hereto,

If to any other Person who is then the registered Holder, to the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 6(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company and the Holders. Notwithstanding anything in the foregoing to the contrary, the registration rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (i) the Company is, within a commercially reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its respective rights or obligations hereunder without the prior written consent of each Holder, except to a successor in connection with a conversion, consolidation, reorganization, reincorporation or the like for purposes of converting the Company from a limited liability company to a corporation or publically traded partnership, in each case, solely to the extent that the equityholders of the Company are the same both before and after such conversion, consolidation, reorganization, or reincorporation.

(f) “Market Stand-Off” Agreement. In connection with any underwritten offering of Company Shares, each Holder (whether or not participating in a Company offering of Registrable Securities, and including each of the GFIL Shareholders but only so long as at such time the GFIL Shareholders collectively own at least 10% of the Company Shares then outstanding), if reasonably requested by the managing underwriter for such offering (the “Lock-

Up Party”), hereby agrees to enter into a lock-up agreement containing customary restrictions on transfers of Shares held by such Holder (other than those included in such offering) for a period specified by the managing underwriter beginning no earlier than seven (7) days prior to the execution of the related underwriting agreement and not to exceed ninety (90) days following the pricing date of any other offering of Shares (such applicable period, the “Stand-Off Period”) as shall be extended by such additional period as may then be market custom to allow the publication of research; provided that all executive officers and directors of Company and holders of the Company’s voting securities in an amount equal to or greater than the amount held by the Lock-Up Parties enter into agreements containing substantially similar terms and only if such Persons remain subject thereto (and are not released from such agreement) for such Stand-Off Period. During the Stand-Off Period, the Company will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Company Shares or any securities convertible into or exercisable or exchange for Company Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing. Any discretionary waiver or termination of the Stand-Off Period by the Company or the managing underwriter shall apply to all persons subject to a Stand-Off Agreement on a pro rata basis. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 6(f) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar or successor forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar or successor forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to Company Shares (or other securities) subject to the foregoing restriction until the end of the Stand-Off Period.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h) Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(i) Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the courts of the State of New York located in New York, New York or the federal courts of the United States of America located in New York, New York. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k) Other Registration Rights. Without the consent of at least 50% of the Holders of the Registrable Securities then outstanding (which must in any event include the consent of x) GFIL so long as the GFIL Shareholders collectively own at least 20% of the Registrable Securities that they own immediately following the consummation of the Mergers and (y) REC so long as REC owns at least 20% of the Registrable Securities that it owns immediately following the consummation of the Mergers), the Company shall not grant to any Person the right to request the Company to register any securities of the Company except such rights as are not more favorable than the rights granted to the Holders herein. In the event the Company grants rights which are more favorable, the Company will make such provisions available to the Holders and will enter into any amendments necessary to confer such rights on the Holders.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior contracts or agreements with respect to the subject matter hereof and supersede any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written that may have been made or entered into by or among any of the Parties or any of their respective affiliates relating to the transactions contemplated hereby.

(n) Headings; Section References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless otherwise stated, references to Sections, Schedules and Exhibits are to the Sections, Schedules and Exhibits of this Agreement.

(o) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

(p) Further Assurances. Each of the Parties shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

(q) No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns and, to the extent provided herein, their respective Affiliates, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

ELDORADO RESORTS, INC.

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	Chief Executive Officer

RECREATIONAL ENTERPRISES, INC.

By:	/s/ Gary L. Carano
Name:	Gary L. Carano
Title:	Vice President

Address:

GFIL HOLDINGS, LLC

By:	/s/ Richard A. Goldstein
Name:	Richard A. Goldstein
Title:	Member of the Board of Managers

Address:

Schedule A

Jeffrey D. Goldstein Trust

Richard A. Goldstein Trust

Robert S. Goldstein Trust

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